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                                                                     EXHIBIT 8.1
                          GRAY CARY WARE & FREIDENRICH
                              400 HAMILTON AVENUE
                            PALO ALTO, CA 94301-1825

                                August 31, 1995

3Com Corporation
5400 Bayfront Plaza
Santa Clara, California 95052-8145

Gentlemen:

    This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form S-4 which includes the Proxy Statement/Prospectus relating to the Agreement and Plan of Merger dated July 26, 1995 (the "Agreement"), by and among 3Com Corporation, a California corporation ("3Com"), Chipcom Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of 3Com ("Sub"), and Chipcom Corporation, a Delaware corporation ("Chipcom"), pursuant to which Sub will merge with and into Chipcom (the "Merger"), and Chipcom will become a wholly-owned subsidiary of 3Com.

    Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

    We have acted as legal counsel to 3Com and Sub in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined (or will examine on or prior to the Effective Time of the Merger) and are relying (or will rely) upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents:

        1.  The Merger Agreement (including Exhibits);

        2.  Representations made to us by 3Com and Sub;

        3.  Representations made to us by Chipcom;

        4. An opinion of counsel, received by Chipcom from Hale and Dorr, substantially similar in form and substantially identical in substance to this opinion (the "H&D Tax Opinion");

        5.  The Registration Statement; and

        6. Such other instruments and documents related to the formation, organization and operation of 3Com, Chipcom and Sub or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate.

    In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:

        1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

        2.  The Merger will be effective under the applicable state law.

        3. The continuity of interest requirement as specified in Treas. Reg. Section1.368-1(b) and as interpreted in certain Internal Revenue Service rulings and federal judicial decisions will be satisfied.

        4. After the Merger, Chipcom will hold "substantially all" of its and Sub's properties within the meaning of Section 368(a)(2)(E)(i) of the Code and the regulations promulgated thereunder.
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GRAY CARY WARE & FREIDENRICH

3Com Corporation
August 31, 1995
Page 2

        5. To the extent any expenses relating to the Merger (or the "plan of reorganization" within the meaning of Treas. Reg. Section1.368-1(c) with respect to the Merger) are funded directly or indirectly by a party other than the incurring party, such expenses will be within the guidelines established in Revenue Ruling 73-54, 1973-1 C.B. 187.

        6. No outstanding indebtedness of Chipcom, 3Com or Sub has or will represent equity for tax purposes; no outstanding equity of Chipcom, 3Com or Sub has represented or will represent indebtedness for tax purposes.

        7. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

        8.  The H&D Tax Opinion has been delivered and not withdrawn.

    Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that for federal income tax purposes, the Merger will constitute a "reorganization" as defined in Section 368(a) of the Code.

    As a result of the Merger's constituting a reorganization, we are further of the opinion that for federal income tax purposes:

        (a) No gain or loss will be recognized by the holders of Chipcom Common Stock upon the receipt of 3Com Common Stock solely in exchange for such Chipcom Common Stock in the Merger (except to the extent of cash received in lieu of fractional shares).

        (b) The aggregate tax basis of the 3Com Common Stock so received by Chipcom stockholders in the Merger (including any fractional share of 3Com Common Stock not actually received) will be the same as the aggregate tax basis of the Chipcom Common Stock surrendered in exchange therefor.

        (c) The holding period of the 3Com Common Stock so received by each Chipcom stockholder in the Merger will include the period for which the Chipcom Common Stock surrendered in exchange therefor was considered to be held, provided that the Chipcom Common Stock so surrendered is held as a capital asset at the Effective Time of the Merger.

        (d) Cash payments received by holders of Chipcom Common Stock in lieu of a fractional share of 3Com Common Stock will be treated as if such fractional share of 3Com Common Stock had been issued in the Merger and then redeemed by 3Com.

        (e) None of 3Com, Sub or Chipcom will recognize gain or loss solely as a result of the Merger.

    In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

    1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and the Internal Revenue Service is not precluded from successfully asserting a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

    2. This opinion addresses only the specific tax opinions set forth above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger). In particular, but not by way of limitation of the previous sentence, we express no opinion regarding the tax
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GRAY CARY WARE & FREIDENRICH

3Com Corporation
August 31, 1995
Page 3
consequences of the Merger (including the opinions set forth above) as applied to specific stockholders of Chipcom and/or holders of options for Chipcom stock or that may be relevant to particular classes of Chipcom stockholders and/or holders of options for Chipcom stock including but not limited to dealers in securities, foreign persons, and holders of shares acquired upon exercise of stock options or in other compensatory transactions, including without limitation the tax consequences of the Merger and 3Com's assumption of outstanding options for Chipcom stock to holders of options for Chipcom stock.

    3. No opinion is expressed as to any transaction other than the Merger as described in the Merger Agreement or to any transaction whatsoever, including the Merger, if all the transactions described in the Merger Agreement are not consummated in accordance with the terms of such Merger Agreement and without waiver or breach of any material provision thereof or if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

    4. This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement.

                                          Very truly yours,

                                          /s/ Gray Cary Ware & Freidenrich
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                                          GRAY CARY WARE & FREIDENRICH
                                          A Professional Corporation